UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

0-27148

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01          REGULATION FD DISCLOSURE

Einstein Noah Restaurant Group, Inc. (the “Company”) will make a presentation at the Cowen and Company 6th Annual Consumer Conference on Wednesday, January 15, 2008 at 10:30 a.m. EST. A copy of the presentation is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.  In addition to the presentation, it will be disclosed that the Company’s 2007 revenues were approximately $401.5 million.  You are invited to listen to the presentation, which can be accessed via the internet at:

http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=BAGL&item_id=1727989

Certain statements in the attached presentation contain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof.  Forward-looking statements involve a number of risks and uncertainties.  A description of factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements is detailed in the Company’s press releases and other filings with the Securities and Exchange Commission, and include the following factors: the improvement in period over period comparable store sales is not necessarily indicative of future results and is subject to shifting consumer preferences, economic conditions, weather, and competition, among other factors; and the results for past fiscal years, the first three quarters of 2007, and fourth quarter actual and estimated results are not necessarily indicative of future results.  In addition, this presentation includes certain non-GAAP financial measures.  Reconciliations of such non-GAAP financial measures to their corresponding GAAP measures are included in the attached presentation.  Any estimates for 2007 and projections for 2008 are preliminary and are subject to change as results may vary.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

99.1         Investor presentation, to be presented on January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: January 15, 2008	/S/ RICHARD P. DUTKIEWICZ
Richard P. Dutkiewicz
Chief Financial Officer